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                                                                      EXHIBIT 21

DANKA BUSINESS SYSTEMS PLC
LIST OF SIGNIFICANT SUBSIDIARIES OF THE COMPANY

                                                                    STATE/COUNTRY OF
                      SUBSIDIARY NAME                                 INCORPORATION
                      ---------------                               -----------------
NCNR Oil and Gas Ltd.                                                United Kingdom
    Danka Holdings Sarl                                                Luxembourg
      Danka Luxembourg Sarl                                            Luxembourg
      Dankalux Sarl                                                    Luxembourg
             Danka Business Finance Ltd. (NRO)                           Canada
                   Danka Canada Inc.                                     Canada
             Danka Holding Company                                       Nevada
                   Danka Office Imaging Company                         Delaware
             Danka Holdings Belgium NV/SA                                Belgium
                   Danka Belgium NV/SA                                   Belgium
             Danka Danmark Holding A/S                                   Denmark
                   Danka Danmark A/S                                     Denmark
             Danka Holding France Sarl                                   France
                   Danka France SA                                       France
             Danka Deutschland Holding GmbH                              Germany
                   Danka Deutschland GmbH                                Germany
                   Danka Office Imaging GmbH                             Germany
             Danka SpA                                                    Italy
                   Danka Italia SpA                                       Italy
             Danka Europe B.V.                                       The Netherlands
                   Danka Netherland B.V.                             The Netherlands
             Danka Holdings Norway AS                                    Norway
             Danka Holdings Iberia SA                                     Spain
                   Danka Office Imaging S.A.                              Spain
             Danka Holdings Sweden AB                                    Sweden
                   Danka Office Imaging AB                               Sweden
             Danka Holdings S.A.                                       Switzerland
                   Danka Office Imaging SA                             Switzerland
             Danka Australasia Pty Ltd.                                 Australia
                   Danka Australia Pty Ltd                              Australia
             Danka Holdings New Zealand, Ltd.                          New Zealand
                   Danka New Zealand Limited                           New Zealand
             Danka Philippines, Inc.                                   Philippines
             Danka Participacoes Ltda.                                   Brazil
                   Danka do Brasil Limitada                              Brazil
             Danka Holdings Mexico S. de R.L. de CV                      Mexico
                   Danka Mexicana S. de. R.L. de C.V.                    Mexico
    Danka Holdings BV                                                The Netherlands
      Danka Group BV                                                 The Netherlands
Danka Europe Ltd.                                                    United Kingdom
    Danka U.K. Holdings Ltd.                                         Untied Kingdom
              Danka U.K. PLC                                         United Kingdom
              Danka Office Imaging Limited                           United Kingdom